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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                 NAME                                               STATE OF INCORPORATION
                 ----                                               ----------------------

                 DVG Plastics, Inc.                                 Delaware

                 Digital Dimensions, Inc.                           Delaware

                 DV3D Images, Inc.                                  Delaware

                 InfoPak, Inc.                                      Arizonia